UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2007 (October 12, 2007)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regus House, Herons Way Chester Business Park
Chester CH4 9QR
(Address of principal executive offices, including zip code)

 Registrant’s telephone number, including area code: 011 44 124 489 3138

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 12, 2007, the Audit Committee of the Board of Directors of Aftersoft Group, Inc. (the “Company”) concluded, after consultation with the Company’s management and independent registered public accounting firm, that its previously reported condensed consolidated financial statements filed with its Quarterly Reports on Form 10-QSB for the periods ended September 30, 2006, December 31, 2006 and March 31, 2007, did not properly account for the following:

•
The retroactive restatement of the historical financial statements in the Form 10-QSB quarterly reports for acquisitions made August 26, 2006 and February 1, 2007 from Auto Data Network, Inc., a company under common control; and

•	The recording of the foreign currency translation of non-current assets of its foreign subsidiaries at a current exchange rate.

The Company discovered these errors during its year-end financial statement preparation process, and disclosed such conclusion in Item 8A, Controls and Procedures, of its Annual Report on Form 10-KSB which was filed with the Securities and Exchange Commission on October 12, 2007, and was amended on Form 10-KSB/A on October 15, 2007. The Company intends to file amendments to its Quarterly Reports on Form 10-QSB for the periods ended September 30, 2006, December 31, 2006 and March 31, 2007 in the near future to make the necessary corrections. Until such time, the financial statements previously issued by the Company for the affected periods should no longer be relied upon.

The Audit Committee and the Company’s authorized officers have discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, which concurs with the Company’s conclusions that restatements are appropriate, and is in the process of evaluating management’s proposed adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 18, 2007		AFTERSOFT GROUP, INC.

	By:	/s/ Ian Warwick
Name: Ian Warwick
Title: Chief Executive Officer